Exhibit 10.22

AMENDMENT NO. 5
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December 28, 2015, by and among WELLS FARGO CAPITAL FINANCE, LLC, in its capacity as agent (in such capacity, “Agent”) for the Lenders (as defined in the Loan Agreement referred to below), KINERGY MARKETING LLC (“Kinergy”), and PACIFIC AG. PRODUCTS, LLC (“Pacific Ag” and together with Kinergy, each individually, a “Borrower” and collectively, the “Borrowers”).

WHEREAS, Borrowers, Agent and Lenders have entered into certain financing arrangements as set forth in (a) the Amended and Restated Loan and Security Agreement, dated as of May 4, 2012, by and among Agent, Lenders and Borrowers (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Loan Agreement”) and (b) the Financing Agreements (as defined in the Loan Agreement); and

WHEREAS, Borrowers, Agent and Lenders have agreed to amend and modify certain provisions of Loan Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Interpretation. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2. Amendments.

(a) Fixed Charge Coverage Ratio. The proviso appearing at the end of Section 9.17(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“; provided, that, this Section 9.17(b) shall not apply to any month for which the Excess Availability was at all times during such month, and at all times during each of the two (2) prior months, greater than twenty percent (20%) of the Maximum Credit, except, that, the foregoing test metric shall be based on Liquidity and not Excess Availability during any consecutive five (5) Business Day period that includes the last Business Day of a fiscal quarter (not to exceed five (5) total Business Days for any quarter end).”

3. Additional Representation. In addition to the continuing representations, warranties and covenants at any time made by Borrowers to Agent and Lenders pursuant to the Loan Agreement and the other Financing Agreements, Borrowers hereby jointly and severally represent, warrant and covenant with and to Agent and Lenders that as of the date of this Amendment and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing.

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4. Release. In consideration of the agreements of Agent and Lenders contained herein and the making of loans by or on behalf of Agent and Lenders to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower and Parent on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which any Borrower or Parent, or any of its successors, assigns, or other legal representatives and its successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof, this Agreement and the other Financing Agreements. Each Borrower and Parent understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

5. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by Agent of an original (or electronic copy) of this Amendment duly authorized, executed and delivered by Borrowers and Lenders.

6. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, on the one hand, and Loan Agreement or the other Financing Agreements, on the other hand, the terms of this Amendment shall control.

7. Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of California (without giving effect to principles of conflict of laws).

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10. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:

Kinergy Marketing LLC,

as a Borrower

By:	/s/ MIKE KRAMER
Name:	Mike Kramer
Title:	VP/Treasurer

PACIFIC AG. PRODUCTS, LLC,

as a Borrower

By:	/s/ MIKE KRAMER
Name:	Mike Kramer
Title:	VP/Treasurer

ACKNOWLEDGED AND AGREED:

Pacific Ethanol, inc,

as Parent

By:	/s/ MIKE KRAMER
Name:	Mike Kramer
Title:	VP/Treasurer

AGENT AND LENDER:

wells fargo capital finance, llc,

as Agent and sole Lender

By:	/s/ CARLOS VALLES
Name:	Carlos Valles
Title:	Vice President

Signature Page to Amendment No. 5